UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 24, 2008

BLACKHAWK CAPITAL GROUP BDC, INC.
(Exact name of registrant as specified in its charter)

Delaware	814-00678	20-1031329
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Wall Street, 11th Floor New York, New York	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 566-8300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant's Business and Operations
Item 1.01	Termination of a Material Definitive Agreement

Blackhawk Capital Group BDC, Inc., a Delaware corporation ("Blackhawk") had retained Richard J. Kelly ("Kelly") to act as a selling agent for shares of Blackhawk's common stock, $.00001 par value per share ("Common Stock") in connection with Blackhawk's $5 million (maximum) Common Stock offering ("Offering") to accredited investors pursuant to Regulation E under the Securities Act of 1933, as amended ("Securities Act"). The engagement of Kelly was pursuant to an agreement dated February 7, 2008 between Kelly and Blackhawk ("Kelly Agreement"). Pursuant to the Kelly Agreement, Kelly was paid a commission of ten percent (10%) of the purchase price for shares of Common Stock subscribed for by investors (including any shares of Common Stock purchased by Kelly) and accepted by Blackhawk in the Offering. Kelly is not entitled to receive any expenses under the Kelly Agreement. Under the Kelly Agreement, it may be terminated at any time by Blackhawk.

On March 24, 2008, Kelly sent a letter to Blackhawk terminating the Kelly Agreement and stating that he was ceasing to act as the selling agent for Blackhawk's Offering. The reason provided by Kelly for terminating the Kelly Agreement was that his FINRA registration status was not kept current by his former employer, SMH Capital Inc., and thus his FINRA registration was no longer valid. There are no termination penalties in connection with Kelly's termination of the Kelly Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2008	BLACKHAWK CAPITAL GROUP BDC, INC.

	By:	/s/ Craig A. Zabala
Craig A. Zabala
Chief Executive Officer